             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                         Form 8-K

                     CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(D) OF
            THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):January 28,1999


                  NORTH ARKANSAS BANCSHARES, INC.
-----------------------------------------------------------
    (Exact name of registrant as specified in charter)


         Tennessee                0-23525        71-0800742
----------------------------------------------------------------
(State or other jurisdiction   (Commission    (I.R.S. Employer
of incorporation)              File Number)  Identification No.)


200 Olivia Drive, Newport, Arkansas                   72112
----------------------------------------------------------------
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:(870) 523-3611

Item 4.  Changes in Registrant's Certifying Accountant.
         ---------------------------------------------

     On January 28, 1999, North Arkansas Bancshares, Inc. (the "Registrant"), with the approval of the Board of Directors, decided to dismiss the Registrant's independent public auditors, KPMG LLP, and to engage Baird, Kurtz & Dobson, Certified Public Accountants. KPMG LLP served as the Registrant's independent public auditors from 1989 through January 28, 1999. KPMG
LLP's reports on the financial statements of the Registrant for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There have not been any disagreements between the Registrant and KPMG LLP on any matter of accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure. None of the events set forth in Item 304(a)(1)(iv)(A)-(E) of Regulation S-B occurred within the Registrant's two most recently completed fiscal years or the subsequent interim period preceding the dismissal.

      Baird, Kurtz & Dobson, Certified Public Accountants has been engaged as the Registrant's independent public auditors effective immediately. The Registrant has not requested or obtained any advice from Baird, Kurtz & Dobson, Certified Public Accountants concerning any material accounting, auditing or financial reporting issue regarding the application of account ing principles to a specified transaction or the type of audit opinions that might be rendered on the Registrant's consolidated financial statements. A copy of a letter from KPMG LLP in response to this item will be filed by amendment.


Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.
          -----------------------------------------

     None.

                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      NORTH ARKANSAS BANCSHARES, INC.




                       By:/s/ Brad Snider
                          -------------------------------------
                          Brad Snider
                          President and Chief Executive Officer


Date: February 3, 1999